Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2003, except for the first paragraph of Note 2, as to which the date is December 12, 2003, in the Registration Statement (Form S-1) and related Prospectus of Provide Commerce, Inc. for the registration of shares of its common stock to be filed on or about June 4, 2004.

/s/ ERNST & YOUNG LLP

San Diego, California

June 4, 2004